NEITHER THIS PROMISSORY NOTE NOR THE SHARES OF BORROWER'S COMMON STOCK (COLLECTIVELY REFERRED TO HEREIN AS THE "SECURITIES") WHICH WILL BE ISSUED UPON EXECUTION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY OTHER STATUTE, RULE OR REGULATION. THE SECURITIES ARE BEING ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRRED, ASSIGNED OR OTHERWISE DISPOSED OF UNDER THE ACT WITH RESPECT TO THE SECURITIES OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. ACCORDINGLY, THE HOLDER OF THE SECURITIES SHOULD BE AWARE THAT SUCH HOLDER WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THE INVESTMENT IN THE SECURITIES FOR AN INDEFINITE PERIOD OF TIME.

CONVERTIBLE PROMISSORY NOTE

Amount:  $100,000 Date: July 6, 2017

THE PROPER DOCUMENTARY STAMP TAX, IF REQUIRED, HAS BEEN OR WILL BE PAID ON THIS CONVERTIBLE PROMISSORY NOTE BY BORROWER.

A $100,000 CONVERTIBLE PROMISSORY NOTE ISSUED PURUSANT TO THIS AGREEMENT.

FOR VALUE RECEIVED, the undersigned, Alliance Financial Network, Inc., a Colorado Corporation organized under the laws of the state of Colorado, whose mailing address is 11100 E. Cimmarron Drive, Englewood, CO 80111 (the "Borrower"), promises to pay to the order of G & L Enterprises its successors and/or assigns (said parties and any subsequent holders hereinafter being collectively called "Lender") at 5445 South Highland Drive, Salt Lake City, UT 84117 (or at such other place as the Holder hereof may designate) the principal sum (the "Principal") of $100,000.00 USD One Hundred Thousand and No/100 Dollars, plus interest (the "Interest") at the rate set forth below on the Principal balance from time to time remaining unpaid (the "Convertible Promissory Note or Note").

1.	Interest. Interest on the outstanding Principal balance shall accrue as follows:

   (a)                                               So long as no Event of Default (as such term is hereinafter defined) has occurred, Interest shall accrue at the annualized rate of twelve percent (12%) (the "Interest Rate").

(b)	Upon the occurrence of an Event of Default (as such term is hereinafter defined) the Interest Rate shall be annualized Sixteen Percent (16%) (the "Default Rate").

(c)
Notwithstanding the foregoing, neither the Interest Rate nor the Default Rate shall at any time exceed the maximum rate of interest permitted by applicable law in effect from time to time. In the event that the Interest Rate or the Default Rate exceeds the maximum percentage permissible by applicable law in effect from time to time during any period while the sums due hereunder remain unpaid, only the maximum percentage permissible shall then be charged but, thereafter, in any interest period or periods during which the Rate and the Default Rate shall be increased so that the Lender, its successors or assigns, may collect interest in such amount as may have been charged pursuant to the terms of this Note, but which was not charged because of the limitation imposed by law.

(d)
If the calculation of interest or the imposition of a change in the rate of interest upon the occurrence of an Event of Default (as such term is hereinafter defined) or the payment of any fees or other charges which are construed to be interest under applicable law in effect from time to time result in an effective rate of interest higher than permitted to be paid under applicable law in effect from time to time, then same shall be reduced by a sum sufficient to result in an effective rate of interest no greater than the maximum effective rate of interest permitted to be paid under applicable law in effect from time to time. Upon maturity of this Note, whether by acceleration or in due course, Interest shall be recalculated over the actual life of the loan based upon amounts outstanding, and if the total amount of Interest thereto for paid exceeds the amount permitted to be paid under applicable law in effect from time to time, the excess shall be credited to Principal, or if such excess exceeds the Principal amount due hereunder, refunded to the Borrower.

(e)	All payments of Principal and Interest due hereunder shall be made in lawful money of the United States of America without set-off, deduction or counterclaim.

2.
Term and Due Date. The term of the Convertible Promissory Note shall be for a period of three hundred sixty (360) calendar days with the entire unpaid Principal and all accrued and unpaid Interest due and payable on or before such date three hundred sixty (360 days) or the first business day after, from the latter of the date of execution of the Note or receipt of funds (the "Due Date"). This shall include the principal amount as determined in the preamble, plus all accrued and unpaid Interest.

3.	Payments. Any and all payments hereunder shall first be applied to costs pursuant of collection, then to Interest and the remainder to Principal, due and payable on or before the Due Date.

4.	Prepayment Provisions. Principal may be prepaid in whole or in part at any time without premium or penalty.

5.	Conversion Rights.

(a)	The Lender shall have conversion rights (the "Conversion Rights") as follows:

(1)
The Principal and all accrued Interest due under this Convertible Promissory Note shall be convertible, in whole, at the option of the Lender, as follows: (i) at any time after the Due Date (the "Conversion Date") in exchange for one and a quarter percent (1.25%) of the Company's total Equity as of the Conversion Date; or, (ii) following the occurrence of a material event such as a merger with a publicly trading Company, or IPO.

(2)
In the event Lender elects to exercise such Conversion Rights, such Conversion Rights shall be effected by written notice (the "Conversion Notice") to Borrower. No later than five (5) days following receipt by Borrower of the Conversion Notice, Borrower shall deliver a certificate representing the Conversion Shares to Lender. Upon receipt of the Conversion Ownership Interest, Lender shall mark this Convertible Promissory Note paid in full and return same to Borrower.

(b)
The number and kind of ownership interest purchasable or exchanged upon exercise of the Conversion Rights shall be subject to adjustment from time to time upon the happening of certain events as follows:

(1)
Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding ownership interest which are issuable upon exercise of the Conversion Rights or in case of any consolidation or merger of Borrower with or into another limited liability company, limited liability partnership or corporation (other than a merger with another limited liability company in which Borrower is the surviving limited liability company and which does not result in any reclassification or change in the ownership interest, or as a result of a subdivision or combination of outstanding ownership interest issuable upon the exercise of the Conversion Rights or an increase or decrease in the number of such ownership interest outstanding), or in case of any sale or transfer to another limited liability partnership, limited liability company or corporation of the property of Borrower as an entirety or substantially as an entirety, the Conversion Rights available to the Holder of this Convertible Promissory Note shall be upon terms not less favorable to the Holder than those set forth in this Convertible Note, and Holder shall be entitled to receive, upon exercise of such Conversion Rights, in lieu of the Conversion Ownership Interest, the kind and amount of such ownership interest, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer issuable to the Holder of the Conversion Ownership Interest upon exercise of the Conversion Rights had such exercise occurred immediately prior to such reclassification, change, consolidation, merger, sale or transfer. The foregoing adjustment provisions shall similarly apply to successive reclassification, changes, consolidations, mergers, sale and transfers.

(2)
Subdivision or Combination. If Borrower, at any time while this Convertible Promissory Note remains unpaid, shall subdivide or combine its outstanding ownership interest which is issuable upon execution of this Note and will be tendered upon exercise of the Conversion Rights, the amount of ownership interest to be received upon exercise of such Conversion Rights shall be proportionately reduced in the case of a subdivision of such ownership interest. as of the effective date of such subdivision, or, if Borrower shall take a record of holders of such ownership interest for the purposes of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of a combination of such ownership interest, as of the effective date of such combination, or, if Borrower shall take a record of holders of such ownership for the purpose of such combination, as of such record date, whichever is earlier.

(3)
Other Dividends and Distributions. If Borrower at any time while this Convertible Promissory Note remains unpaid shall make a distribution of any of its assets to the holders of its ownership interest as a dividend or distribution in liquidation or by way of return of capital or as any other dividend or distribution, the Holder of this Convertible Promissory Note shall, upon exercise of the Conversion Rights, be entitled to receive, in addition to the Conversion Ownership Interest then obtainable, and without payment of any additional consideration therefor, a sum equal to the amount of such assets as would have been payable to such Holder of record of such Conversion Ownership Interest on the record date for such distribution, or if no such record is taken, as of the date of such distribution, an appropriate provision therefore shall be made a part of any such distribution.

6.	Place of Payment. All payments due hereunder shall be made by Borrower to Lender at the address set forth above, or at such other place as Lender may from time to time designate in writing.

7.	Events of Default. The following events (collectively, the "Events of Default") shall cause a default hereunder:

(a)	If any payment of Principal, Interest or other sum due Lender hereunder is not paid as and when due.

(b)
If Borrower becomes bankrupt, insolvent or if any bankruptcy (voluntary or involuntary) or insolvency proceedings (as said terms "insolvent" and "insolvency proceedings" are defined in the Uniform Commercial Code) are instituted or made by or against Borrower, or if application is made for the appointment for a receiver for the Borrower or for any of the assets of any Borrower, or an assignment is made for the benefit of the Borrower's creditors.

8.
Remedies. Upon the occurrence of an Event of Default, Lender may declare the entire unpaid Principal balance of this Note, together with accrued Interest, to be immediately due and payable without notice or demand if payment default is not cured by the Borrower within thirty (30) days of said Default.

9.
Collection Expenses. Upon the occurrence of an Event of Default, Lender shall be entitled to recover from the Borrower all the Lender's costs of collection, including the Lender's attorneys' fees, paralegals' fees and legal assistants' fees (whether incurred in connection with any judicial, bankruptcy, reorganization, administrative, appeals or other proceedings and whether such fees or expenses arise before proceedings are commenced or after entry of any judgment), and all other costs or expenses incurred in connection therewith.

10.
Late Charges. A late charge of two percent (2%) of the amount of any past due payment required hereunder shall be imposed on each and every payment not received by the Lender when it is due. The late charge is not a penalty, but liquidated damages to defray administrative and related expenses due to such late payment. The late charge shall be immediately due and payable and shall be paid by the Borrower to the Lender without notice or demand. This provision for a late charge is not and shall not be deemed a grace period, and Lender has no obligation to accept a late payment. Further, the acceptance of a late payment shall not constitute a waiver of any default then existing or thereafter arising in this Convertible Promissory Note.

11.	Waivers. The Borrower and any endorsers, sureties, guarantors, and all others who are, or may become liable for the payment hereof severally:

(a)
Waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Convertible Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Convertible Promissory Note;

(b)
Consent to all extensions of time, renewals, postponements of time of payments of this Convertible Promissory Note or other modifications hereof from time to time prior to or after maturity date hereof, whether by acceleration or in due course, without notice, consent, or consideration to any of the foregoing;

(c)
Agree to any substitution, exchange, addition, or release of any of the security for the indebtedness evidenced by this Convertible Promissory Note or the addition or release of any party or person primarily or secondarily liable hereon;

(d)
Agree that the Lender shall not be required first to institute any suit, or to exhaust its remedies against undersigned or any other person or party liable hereunder or against the security in order to enforce the payment of this Convertible Promissory Note; and

(e)
Agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Lender of any such person), the undersigned shall be and remain, jointly and severally, directly and primarily liable for all sums due under this Convertible Promissory Note.

12.	Disbursements to Borrower and Use of Proceeds. Upon the execution of this Note, the Lender shall disburse the borrowed monies by bank wire as follows:

(1) One Hundred Thousand and NO/100 Dollars (US$100,000), immediately on the date of execution of the Note; and

(2)  Both Borrower and Lender acknowledge and agree that said monies borrowed from Lender shall be used for the purposes of providing a down payment (deposit) associated Lender respectively with launch of Alliance, payment of bills and payroll, among other business uses.

13. Submission to Jurisdiction. Borrower, and any endorsers, sureties, guarantors and all others who are, or who may become liable for the payment hereof, severally, irrevocably and unconditionally:

(a)
Agree that any suit, action, or legal proceedings arising out of or relating to this Convertible Promissory Note may be brought in a court of the State of Colorado, United States of America in an appropriate court of record or in the United States District Court for the appropriate District of Colorado, or in any other court of competent jurisdiction, and Borrower acknowledges that Lender will make such election for the benefit of the Lender, and Borrower consents to such election when and if made by Lender;

(b)	Consent to the jurisdiction of each such court in any suit, action or proceeding; and

(c)	Waive any objection which it or they may have to the laying of venue of any such suite, action or proceeding in any of such courts.

14.                Miscellaneous Provisions.

(a) The term Lender as used herein shall mean any holder of this Convertible Promissory Note.

(b) Time is of the essence in this Convertible Promissory Note.

(c)              The captions of sections of this Convertible Promissory Note are for convenience reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth herein.

If more than one person or entity signs this Convertible Promissory Note, each is and shall jointly and severally liable hereunder.

(d)
If any provision or portion of this Convertible Promissory Note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Convertible Promissory Note, and the remaining provisions and portions thereof shall continue in full force and effect.

(e)
This Convertible Promissory Note may not be amended, extended, renewed or modified nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by an authorized officer of the Lender. Any waiver of any provision hereof shall be effective only in the specific instance and for the specific purpose for which given.

(f)
This Convertible Promissory Note shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Colorado (excluding the principles thereof governing conflicts of law), and federal law of the United States of America without regard to the conflict of laws.

(g)
The Borrower agrees to pay all filing fees and taxes, and all costs of collection or securing or attempting to collect or secure the payment thereof, including attorneys' fees, whether or not involving litigation and/or appellate proceedings.

(h)	All rights and remedies of the Lender shall be cumulative. Furthermore, the Lender shall be entitled to all the rights of a holder in due course of a negotiable instrument.

(i)
Any provision of this Convertible Promissory Note that may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

(j)	Any notice required to be given shall be deemed sufficient if mailed, postage prepaid, and addressed in accordance with to the addresses set forth in this Convertible Promissory Note.

(k)	The provisions of this Convertible Promissory Note are binding on the assigns and successors of Borrower and shall inure to the Benefit of the Lender and the Lender's successors and assigns.

(l)
Notwithstanding anything to the contrary, in no event, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid Principal balance hereof, or otherwise, shall the amount taken, reserved or paid, charged or agreed to be paid, for the use, forbearance or detention of money advanced pursuant hereto or pursuant to any other document executed in connection herewith, exceed the maximum rate allowed by Colorado law. If, for any circumstances whatsoever, fulfillment of any obligation hereunder shall cause the effective rate of interest to exceed the maximum lawful rate allowed under Colorado law, then ipso facto, the obligation shall be reduced to the limit of such validity, and any amounts received by the Lender as interest that would exceed the maximum lawful rate allowed under Colorado law shall be applied to the reduction of the unpaid Principal balance and not the payment of Interest. If such excessive interest exceeds the unpaid Principal balance, the excess shall be refunded. In determining whether or not the interest paid or payable hereunder exceeds the maximum lawful rate, the Lender may utilize any law, rule or regulation in effect from time to time and available to the Lender. This provision shall control every other provision of all agreements between the undersigned and Lender.

                  15.                Waiver of Trial by Jury. LENDER AND BORROWER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS CONVERTIBLE PROMISSORY NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CONVERTIBLE PROMISSORY NOTE OR ANY OF THE TRANSACTION AGREEMENTS, OR ANT COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY TRANSACTION AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER AND BORROWER ENTERING INTO THE SUBJECT LOAN TRANSACTION.

SIGNED, SEALED OR ATTESTED THIS 5th  DAY OF July 2017

Alliance Financial Network, Inc.

BY: /s/ Lawrence I. Lipman
   Print Name:   Lawrence I. Lipman, CEO, Alliance Financial Network, Inc.